SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                             FORM 8-K


      Current Report Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported)    August 17, 1995
(August 16, 1995)

                         BIG O TIRES, INC.
      (Exact name of registrant as specified in its charter)

          Nevada              1-8833              87-0392481
     (State or other juris-        (Commission              (I.R.S. Employer
     diction of incorporation)     File No.)           Identification No.)



     11755 East Peakview Avenue, Englewood, Colorado        80111
          (Address of principal executive offices)               (Zip Code)


     Registrant's telephone number including area code:  (303)  790-2800





                                                  2 Total Pages

Item 5.   Other Events.

On August 16, 1995, the Company announced that the purchasing group, comprised of several senior managers and a group of the Company's franchised dealers, presented to the Investment Committee of the Board of Directors evidence of financing commitments subject to various contingencies, the fulfillment of which would occur in the future. The Investment Committee reviewed and determined that the purchasing group's financing commitments, in the aggregate, were for amounts sufficient to provide funds to pay the merger consideration.


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized:

Date: August 17, 1995


                              BIG O TIRES, INC.



                              By: /s/ Philip J. Teigen
                                   General Counsel and Secretary